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                           BILL OF SALE AND ASSIGNMENT

     This Bill of Sale and Assignment (this "Agreement") is made and entered into as of May 14, 1998, by James E. Rogers, R. Michael Looney and Steven L. Creger (collectively, "Assignors") for the benefit of Frontier Natural Gas Corporation, an Oklahoma corporation ("Assignee"). As contemplated by that Exchange Agreement, dated as of May 13, 1998, by and among Assignors and Assignee and as a contribution to the capital of Assignee, Assignors hereby grant, bargain, convey, assign, transfer, set over and deliver unto Assignee all of their respective right, title and interest in all overriding royalty interests an/or working interests ("ORRI/WIs") in, to and under those oil and gas properties being conveyed by Aspect Resources LLC ("Aspect") to Assignee under that certain Acquisition Agreement and Plan of Exchange, dated as of January 19, 1998, by and among Assignee, Esenjay Petroleum Corporation ("Esenjay") and Aspect, free and clear of any and all liens, claims or encumbrances.

     Assignors hereby agree TO HAVE AND TO HOLD the ORRI/WIs unto Assignee, its successors and assigns, forever; and Assignors do hereby bind themselves and their heirs, legal representatives and assigns to WARRANT AND FOREVER DEFEND all and singular the ORRI/WIs unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof. Assignors hereby agree to execute any and all additional instruments, documents and certificates and to take any and all further actions requested by Assignee to effect the transfer of and to vest title in, or for aiding and assisting in collecting and reducing to possession, any and all of the ORRI/WIs in Assignee.

     This Agreement shall (i) be binding upon Assignors and their heirs, legal representatives and assigns, (ii) inure to the benefit of and be enforceable by Assignee, its successors and assigns, and (iii) be construed and enforced in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, this Agreement is executed by and between the parties hereto as of May 14, 1998.

                                       ASSIGNORS:



                                       /s/ James E. Rogers
                                       ---------------------------------
                                       James E. Rogers
Signed documents being
held in escrow by Charles
Bybee pending delivery of              /s/ R. Michael Looney
stock certificates for Messrs.         ---------------------------------
Rogers, Looney and Creger              R. Michael Looney
to Mr. Bybee

                                       /s/ Steven L. Creger
                                       ---------------------------------
                                       Steven L. Creger